Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the inclusion in this Annual Report (Form 10-K) of FirstMerit Corporation (“FirstMerit’) of our reports dated February 25, 2010, with respect to the consolidated financial statements of FirstMerit and the effectiveness of internal control over financial reporting of FirstMerit, included in the 2009 Annual Report to Shareholders of FirstMerit.
We consent to the incorporation by reference in the following Registration Statements of FirstMerit:
Form S-8 No. 33-47074
Form S-8 No. 33-47147
Form S-8 No. 33-57557
Form S-8 No. 33-63101
Form S-8 No. 333-66129
Form S-8 No. 333-72287
Form S-8 No. 333-78953
Form S-8 No. 333-120446
Form S-8 No. 333-138624
Form S-8 No. 333-156317
Form S-3 No. 333-157163
of our reports dated February 25, 2010, with respect to the consolidated financial statements of FirstMerit and the effectiveness of internal control over financial reporting of FirstMerit, included in the Annual Report (Form 10-K) of FirstMerit.
/s/ Ernst & Young LLP
Akron, Ohio
February 25, 2010